Exhibit 10.1


                        AMENDMENT TO EMPLOYMENT AGREEMENT
                        ---------------------------------


                  AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of July 1, 2002, by and between U.S. CONCEPTS, INC., a Delaware corporation ("Employer"), and BRIAN MURPHY, an individual ("Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, Employer and Employee are parties to that certain Employment Agreement, dated as of December 29, 1998, pursuant to which Employee serves as Chief Executive Officer of Employer (the "Agreement"); and

                  WHEREAS, Employer and Employee desire to extend the term of the Agreement until March 31, 2006 and to modify Employee's annual compensation, all upon the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee agree as follows.

                  1. Section 2 of the Agreement is hereby amended so that the words "President and Chief Executive Officer" are deleted in each place they appear in such Section and are replaced with the words "Chief Executive Officer" in each such case.

                  2. Section 4 of the Agreement is hereby amended and restated to read in its entirety as follows:

                           "4.      Term. This Agreement shall be for a term
                  commencing on the date hereof and ending on March 31, 2006, unless sooner terminated as hereinafter provided. Unless sooner terminated as hereinafter provided, the term of this Agreement shall automatically continue after March 31, 2006, unless and until either party terminates this Agreement by providing the other party with no less than ninety (90) days prior written notice of termination effective on or after March 31, 2006."

                  3. Section 5.1 of the Agreement is hereby amended and restated to read in its entirety as follows:

                           "5.1     Salary. (a) For all of the services rendered
                  by Employee to Employer, Employee shall receive a base salary up to June 1, 2002 at the annual rate of Two Hundred Thousand Dollars ($200,000) during such time as Employee is a full-time employee of Employer, and thereafter at the annual rate of Three Hundred Thousand Dollars ($300,000), pro rated for any portion of a calendar year, subject to adjustment as set forth in this Section 5.1.

                           (b) In the event Employer's actual pre-tax earnings (defined in subsection (e) below) for the fiscal year ended March 31, 2003, exceeds by 15% or more Employer's pre-tax earnings for such period as set forth in the budget of Employer approved by the Board of Directors (the "Board") of CoActive Marketing Group, Inc. ("CoActive"), which budget is attached hereto as Exhibit A, then in such event, Employee's annual base salary shall be increased, effective for the fiscal year commencing April 1, 2003, to equal $350,000 plus the amount, if any, equal to the product of (A) $3,333.33 multiplied by (B) the excess of (i) the number, rounded down to the next whole number, which (prior to such rounding), expressed as a percentage, is the percentage by which Employer's actual pre-tax earnings for the fiscal year ended March 31, 2003 exceeds such approved budgeted amount of pre-tax earnings for such fiscal year, over (ii) 15.

                           (c) In the event Employer's actual pre-tax earnings, for the fiscal year ended March 31, 2004 or any succeeding fiscal year, exceeds by 20% or more Employer's pre-tax earnings for such fiscal year as set forth in the budget of Employer approved of by the Board (and provided further such budgeted pre-tax earnings exceeds the amount of Employer's pre-tax earnings forecast in the prior year's budget of Employer approved of by the Board), then in such event, Employee's annual base salary shall be increased, effective April 1 of the fiscal year immediately following the fiscal year for which Employer's actual pre-tax earnings were so exceeded, by $50,000, plus the amount, if any, equal to the product of (A) $2,500.00 multiplied by (B) the excess of (i) the number, rounded down to the next whole number, which (prior to such rounding), expressed as a percentage, is the percentage by which the actual pre-tax earnings for such fiscal year ended exceeds the approved budgeted amount of pre-tax earnings for such fiscal year, over (ii) 20.

                           (d) Notwithstanding anything in this Section 5.1 to the contrary, in the event Employer's actual pre-tax earnings for the fiscal year ended March 31, 2003 or any succeeding fiscal year, is less than Employer's pre-tax earnings for such fiscal year as set forth in the budget approved of by the Board, then in such event, Employee's annual base salary shall be decreased, effective April 1 of the fiscal year immediately following the fiscal year for which Employer's actual pre-tax earnings were less than the budgeted amount, to Employee's base salary immediately prior to the then most recent increase received by Employee, including, without, limitation, if Employer's actual pre-tax earnings for the fiscal year ended March 31, 2003 is less than Employer's pre-tax earnings for such fiscal year as set forth in the budget approved of by the Board (attached hereto as Exhibit A), then in such event, Employee's annual base salary shall be decreased, effective April 1, 2003, to $200,000.

                           (e) For purposes of this Section 5.1 only, "actual pre-tax earnings" shall mean net income before deduction of any amounts payable on account of federal, state or local taxes based on or measured by income, as determined in consultation with Employer's independent auditors in accordance with generally accepted accounting principles.

                           (f) In all events, Employee's base salary shall be payable in reasonable periodic installments in accordance with Employer's regular payroll practices in effect from time to time."

                  4. Section 5.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

                           "5.2     Bonus. (a) In the event that in any 12-month
                  period commencing on the Bonus Commencement Date (as hereinafter defined) or on any anniversary of the Bonus Commencement Date, and ending on or prior to December 31, 2002 (each such 12-month period, a "Bonus Period"), Employer's Pre-Tax Earnings (as hereafter defined) equal or exceed the greater of (a) $600,000 or (b) 20% of the average outstanding equity of Employer during such Bonus Period (calculated by averaging the outstanding stockholder's equity of Employer as set forth on Employer's balance sheet as of the last day of each calendar quarter during the Bonus Period), Employer shall, at Employee's option, pay to Employee and such other officers and executives of Employer as Employee shall determine a bonus equal to an aggregate of 5% of the amount by which such Pre-Tax Earnings exceed the greater of the amounts specified in clauses (a) and (b). Employee shall allocate such bonus, if any, to and among himself and such other officers and executives. For purposes of this Section 5.2(a) only, (i) "Pre-Tax Earnings" shall have the meaning set forth in the Asset Purchase Agreement except that any amounts accrued in favor of or paid to management employees as bonuses shall not be deducted in determining Pre-Tax Earnings, and (ii) "Bonus Commencement Date" shall mean the date hereof if it is the first of a month or the first day of the month immediately following the date hereof if the date hereof is not the first of a month. The bonus payable pursuant to this Section 5.2 shall be determined and paid after completion of CoActive's audited financial statements which include financial results for the relevant Bonus Period and shall be prorated for any Bonus Period in which Employee is employed less than the full Bonus Period; provided, however, that no proration with respect to any bonus shall be payable for any Bonus Period during the term of this Agreement in which Employee is discharged for Cause (as defined in Section 7 hereof) or Employee voluntarily terminates his employment with Employer other than for Good Reason (as defined in Section 9 hereof).

                           (b) For each fiscal year of CoActive ending on or after March 31, 2003, Employee shall be eligible to receive a bonus in accordance with the terms and provisions of CoActive's 2002 Management Bonus Plan attached hereto as Exhibit B.

                  5. Except as specifically provided herein, all terms and conditions of the Agreement shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Employer and Employee unless otherwise specifically amended, waived or changed pursuant to the terms and conditions of the Agreement. Except as specifically provided herein, this Amendment is not a consent to any waiver or modification of any term or condition of the Agreement.

                  6. In the event of any inconsistency between the terms of this Amendment and the Agreement, this Amendment shall govern.

                  7. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York, without giving effect to its conflicts of law principles.

                  8. If any provision of this Amendment is determined to be unenforceable or invalid under applicable law, such unenforceability or invalidity shall not affect the enforceability or validity of any other provision of this Amendment, and the parties hereto expressly agree that such unenforceable or invalid provision shall be deemed severed from this Amendment.

                  9. This Amendment can not be changed or terminated orally.

                  10. This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

                                        U.S. CONCEPTS, INC.



                                        By: /s/ DONALD A. BERNARD
                                            ------------------------------------
                                            Name:  Donald A. Bernard
                                            Title: Executive Vice President and
                                                   Chief Financial Officer



                                            /s/ BRIAN MURPHY
                                            ------------------------------------
                                            Brian Murphy

                                    EXHIBIT A
                                    ---------

                                 APPROVED BUDGET
                                 ---------------

                                    EXHIBIT B
                                    ---------

                                   BONUS PLAN
                                   ----------